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                                                                    EXHIBIT 10.2

                          IRONSIDE TECHNOLOGIES INC.


                          SECOND AMENDED AND RESTATED
                               STOCK OPTION PLAN


                                 June 30, 2000
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                          IRONSIDE TECHNOLOGIES INC.

                 SECOND AMENDED AND RESTATED STOCK OPTION PLAN

                                 June 30, 2000


          IRONSIDE TECHNOLOGIES INC. (the "Corporation") adopted a Stock Option Plan on August 27, 1997, and an Amended and Restated Stock Option Plan on September 18, 1998. The Corporation hereby adopts a Second Amended and Restated Stock Option Plan (the "Plan") for Directors and Key Persons of the Corporation, and its Affiliates, as follows:

1. Definitions. In this Plan, the following words and expressions shall have the respective meanings ascribed to them below:

          "Affiliate" has the meaning ascribed thereto in the Business Corporations Act (Ontario) in effect at the date hereof;

          "Board" means the board of directors of the Corporation;

          "Closing Time" means the time of closing of a transaction contemplated in paragraph (ii) of the definition of Liquidity Time;

          "Common Share" means a common share in the capital of the Corporation as constituted at the date hereof and any shares of the Corporation into which such a common share is changed, classified, reclassified, subdivided, consolidated or converted, whether by reason of an amalgamation or other form of reorganization;

          "Directors" means individuals who have agreed to serve on, and are elected or appointed to, the Board or the board of directors of any Affiliate of the Corporation who are Independents (as such term is defined in the Unanimous Shareholders' Agreement), and personal holding companies controlled, and Registered Retirement Savings Plans established, by such persons;

          "Eligible Persons" means Directors and Key Persons;

          "Exercise Price" of an Option, subject to section 10, means the amount, determined from time to time by the Board prior to the grant of a particular Option, that shall be paid by the Optionee in order to exercise the Option;

          "Fair Market Value" at any particular time means the fair market value of a Common Share as determined by the Board at such time;

          "IPO" means the time at which the Common Shares are either listed and posted for trading on a stock exchange or automated quotation system approved by the Board;
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          "Key Persons" shall mean employees of the Corporation or an Affiliate of the Corporation or persons who have agreed to become employed (and subsequently become employed) by the Corporation or an Affiliate of the Corporation and personal holding companies controlled, and Registered Retirement Savings Plans established, by such persons;

          "Liquidity Time" means the earlier of the time:

(i)       which is 90 days after an IPO;

(ii) which is immediately prior to the closing of an amalgamation, consolidation or merger of, the Corporation with any corporation, partnership, joint venture or firm where the Corporation is not the continuing Corporation or pursuant to which the holders of capital stock of the Corporation immediately prior to such merger, consolidation or amalgamation have, directly or indirectly, less than 80% in voting power of the capital stock of the continuing or surviving corporation immediately after such transaction;

(iii) which is immediately prior to the closing of a transaction pursuant to which all of the Common Shares are sold to one or more arm's length third parties pursuant to Article 7 of the Unanimous Shareholders' Agreement or the sale of all or substantially all of the assets of the Corporation to one or more arm's length third parties; and

(iv)      which the Unanimous Shareholders' Agreement is terminated;

          "Option" means an option, granted to an Eligible Person in accordance with the terms of this Plan, to acquire a Common Share from the Corporation upon the exercise of the option and payment of the Exercise Price;

          "Optionee" means the Eligible Person to whom the Option was granted;

          "Registered Retirement Savings Plan" of an Eligible Person means a "registered retirement savings plan" (as defined in the Income Tax Act (Canada), as the same may be amended from time to time, or any successor legislation thereto) established by an Eligible Person as the applicant therefor and in respect of which the Eligible Person is the individual for whom a retirement income is to be provided thereunder; and

          "Unanimous Shareholders' Agreement" means unanimous shareholders' agreement dated as of September 18, 1998 as amended or substituted from time to time among the Corporation and its securityholders.
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                                      -3-

1. Purpose. The purpose of the Plan is to secure for the Corporation and its shareholders the incentive inherent in share ownership by Eligible Persons, who, in the opinion of the Board, will be largely responsible for the Corporation's future growth and success. The Plan is designed to supplement, and not replace, any cash bonus programs to which Eligible Persons may be entitled.

2. Number of Shares and Lapsed Options. Subject to adjustment as provided below and in Section 9, the shares to be offered under the Plan shall consist of Common Shares, and the total number of Common Shares that may be issued under the Plan shall be 14,800,000 shares. If an Option lapses or terminates, the unissued shares subject to such Option shall again be available under the Plan.

          Nothing contained in this Plan shall restrict or limit or be deemed to restrict or limit the rights or powers of the Board in connection with any allotment and issuance of any other shares in the capital of the Corporation.

3. Exercise Price. The Board shall meet at least two times per year in order to establish the Exercise Price for Options issued during the 6 months following such meeting or during such lesser period ending at such time as the Board shall establish a different Exercise Price for Options. The Exercise Price of an Option shall not be less than the Fair Market Value at the time the Exercise Price of such Option is established by the Board.

4. Eligibility and Participation. Options shall not be granted under the Plan to any person other than an Eligible Person. No Eligible Person shall have any claim or right to be granted Options under this Plan.

5. Grants of Options. Subject to the Unanimous Shareholders' Agreement, the Board shall, from time to time and in its sole discretion, determine the Eligible Persons to whom Options are to be granted under the Plan and, in this regard, may take into consideration the current and potential contributions of a particular Eligible Person to the success of the Corporation, and its Affiliates, and such other factors which the Board deems proper and relevant. Options shall be granted by the Board in accordance with this Plan to Eligible Persons in its sole discretion and shall be subject to any further approvals as may be required by applicable law or regulation.

          The grant of every Option hereunder shall be made by written agreement
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                                      -4-

between the Corporation and the Optionee substantially in the form attached hereto as Schedule "A" and shall be otherwise satisfactory to the Board, in its sole discretion. A grant of Options under the Plan shall not be construed as giving an Optionee any right to continue in the employment of the Corporation, or its Affiliates, nor shall it affect the right of the Corporation to terminate the employment of any Optionee.

6. Conditions Governing Granting and Exercising of Options. Unless the Board specifically determines otherwise, the Options granted to an Optionee in a particular calendar month (the "Month of Grant") may only be exercised by the Optionee as follows:

          (i)   not more than 25% of such Options may be exercised:

                (a)  subsequent to the Liquidity Time; and

                (b) if the Optionee was, or has been, in the employment of, or a Director with, the Corporation for a period of at least twelve (12) calendar months next following the Month of Grant;

          (ii) for each additional period of three (3) calendar months that the Optionee was, or has been, in the employment of, or a Director with, the Corporation following the month that is twelve (12) calendar months next following the Month of Grant, an additional 6.25% of such Options may be exercised:

                (a)  subsequent to the Liquidity Time; and

                (b) subject to a maximum of 100% of the Options granted to the Optionee in the Month of Grant;

          (iii) all such Options may be exercised:

                (a)  subsequent to the Liquidity Time; and

                (b) if the Optionee was, or has been, in the employment of, or a Director with, the Corporation for a period of at least forty-eight (48) calendar months next following the Month of Grant;



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                                      -5-

           (iv) whether or not such Options are at the relevant time exercisable pursuant to paragraphs (i) to (iii) of this Section, all Options that have been granted to the Optionee shall cease to be exercisable and shall expire upon the earliest of:

                (a) the date of the expiration of the Option (which date of expiration shall be, unless otherwise determined by the Board, the later of (i) five years from the date the Option is granted, or (ii) six months after an IPO);

                (b) the six month anniversary of the death of the Optionee while serving as a Director or employee of the Corporation or any of its Affiliates;

                (c) the end of the third (3rd) calendar month next following the normal retirement of the Optionee from employment with, or as a Director of, the Corporation or any of its Affiliates; and

                (d) immediately after the Closing Time.

          The exercise of an Option will be contingent upon receipt by the Corporation of payment of the full Exercise Price of such Option. No Optionee or legal representative shall be considered to be a holder of any Common Share subject to an Option, unless and until such Common Share has been fully paid for and issued upon the exercise of the Option.

          For purposes of this Section, "normal retirement" shall mean the retirement from employment of the Corporation at age 65 and shall not include any other termination of employment (whether voluntary or involuntary).

          It is the intent of the Plan to allow for the Optionee to exercise vested shares 90 days following an IPO or immediately prior to a sale or liquidation of the Corporation regardless of whether the Unanimous Shareholders' Agreement was previously terminated.

7. Taxes. The Corporation may require an Optionee, as a condition of exercise of an Option, to pay to or reimburse the Corporation any taxes which are required to be withheld and remitted by the Corporation in respect of the exercise of such Option under any applicable law.

8. Closing Time. The Corporation shall provide notice to each Optionee, at least three (3) business days prior to the date on which the Closing Time will occur at the address for notice set forth in the Option Agreement entered into between the Corporation and the Optionee, stating that the Options of such Optionee shall cease to be exercisable and shall expire immediately after the Closing Time.

9. Changes to Shares. Notwithstanding any other provision of this Plan, in the event of any change in the outstanding Common Shares of the Corporation by reason of any stock dividend, split, recapitalization, reclassification, amalgamation, merger, consolidation, combination or exchange of shares or distribution of rights to holders of shares or any other form of corporate reorganization whatsoever, an equitable adjustment shall be made to the number of Common Shares that may be issued under the Plan, to any Options then outstanding and to the Exercise Price in respect of such
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                                      -6-

Options. Such adjustments shall be made by the Board in its sole discretion and, subject to applicable law, shall be conclusive and binding for all purposes of the Plan.

10. Necessary Approvals. The grant of Options, the obligation of the Corporation to sell and deliver Common Shares on the exercise of Options, and any amendments to the Plan shall be subject to any approvals required by applicable law or regulations. If any Common Shares cannot be issued upon the exercise of an Option to any Optionee for any reason, then the obligation of the Corporation to issue such Common Shares shall terminate and any payment made by the Optionee to the Corporation in respect of the Exercise Price of such Option shall be returned to the Optionee.

11. Administration of the Plan. Subject to the Unanimous Shareholders' Agreement, the Board may interpret the Plan and make all other determinations that it considers in its sole discretion to be necessary or advisable for the administration of the Plan. Subject to the Unanimous Shareholders' Agreement, the Board may, in its sole discretion, prescribe, adopt, amend and rescind rules and regulations for carrying out and administering the Plan. The interpretation and construction of any provision of the Plan by the Board shall be final and conclusive. The administration of the Plan shall be the responsibility of the appropriate officers of the Corporation duly designated for the purposes thereof by the Board and all costs in respect thereof shall be paid by the Corporation.

12. Amendments, etc. to Plan. Subject to obtaining any consents or approvals required by applicable law or regulation or unanimous shareholders' agreement of the Corporation, if any, the Board may amend, modify or terminate the Plan at any time if and when it considers it to be advisable to do so in its sole discretion, except with respect to any Option then outstanding under the Plan.

13. No Undertaking or Representation. The Corporation makes no undertaking or representation as to the future value or price, or as to the listing on any stock exchange, of any Common Shares issued in accordance with the Plan.

14. Governing Law and Interpretation. The Plan will be governed by, and be construed in accordance with, the laws of the Province of Ontario and the federal laws of Canada applicable therein.

15. Compliance with Applicable Law, etc.. If any provision of the Plan or any Option contravenes any applicable law or regulation, then such provision shall be deemed to be amended to the extent required to bring such provision into compliance therewith.

16. Assignability and Transferability. Options (and any rights thereunder) shall not be assignable or transferable otherwise than by will or pursuant to the laws of
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                                      -7-

succession or descent and distribution, and, during the lifetime of an Optionee, shall be exercisable only by the Optionee. The Common Shares under Option may not be hypothecated, collateralized, assigned or transferred by the Optionee.

17. Enurement. The Plan shall enure to the benefit of, and be binding upon, the Corporation, its Affiliates, and their respective successors and assigns. The Plan shall enure to the benefit of, and be binding upon, an Optionee and the heirs, executors, administrators and personal representative of an Optionee.

                                 SCHEDULE "A"
                                 ------------

                            STOCK OPTION AGREEMENT

               MEMORANDUM OF AGREEMENT made as of ____________ between Ironside Technologies Inc. a corporation incorporated under the laws of the Province of Ontario (the "Corporation") and ____________________________ (the "Optionee")
witnesses that:

               WHEREAS:

          (1) at a meeting of the Board of Directors of the Corporation held, or pursuant to a unanimous written resolution of the Board of Directors of the Corporation passed, on ___________________ the Board of Directors determined that the Optionee should receive an option to purchase Common Shares in the capital of the Corporation in order to provide the Optionee with an opportunity for investment in the Corporation and additional incentive to pursue the success of the Corporation, said option to be for the number of shares, at the price per share and on the terms as set forth in this Agreement; and

          (2) the Optionee desires to receive an option on the terms and conditions set forth in this Agreement;

               NOW THEREFORE, in consideration of the sum of $2.00 and the mutual covenants herein contained, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement agree as follows:

1.        Definitions.  Unless otherwise indicated the capitalized terms used in
          -----------
this Agreement but not specifically defined herein shall have the same meanings as are ascribed to such terms in the Second Amended and Restated Stock Option Plan (the "Stock Option Plan") attached hereto as Schedule "A".

2.        Grant of Option.  The Corporation hereby grants to the Optionee, as a
          ---------------
matter of separate agreement and not in lieu of salary or any other compensation for service, the right and option (the "Option") to purchase all or any part of an aggregate of _______________ authorized and unissued Common Shares (the "Option Shares") pursuant to the terms and conditions set forth in this Agreement.

3.        Option Price.  At any time when shares are to be purchased pursuant to
          ------------
the Option, the purchase price for each Option Share shall be __________________ (the "Option Price").

4.        Option Period.  The option period with respect to the Option Shares
          -------------
shall commence from the date hereof and shall terminate as provided in the Stock Option Plan.
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                                      -2-

5.        Stock Option Plan.  Reference should be made to the Stock Option Plan
          -----------------
which contains certain terms and conditions governing the Option and this Agreement. The Stock Option Plan is attached hereto as Schedule "A" and is incorporated herein by reference. In the event of any inconsistency between the terms of this Agreement and the Stock Option Plan, the terms of the Stock Option Plan shall prevail.

6.        Exercise of Option.
          ------------------

          (1) The Option may be exercised by delivering to the President of the Corporation, at such place as the Corporation's executive office may then be located:

               (a) a Notice of Agreement of Exercise of Option, substantially in the form attached hereto as Schedule "B", specifying the number of Option Shares with respect to which the Option is exercised, and

               (b) full payment of the Option Price for such shares, either in cash or by certified cheque.

          (2) Notwithstanding the foregoing, the Option may not be exercised in part unless the purchase price of the Option Shares purchased is at least $1,000.00.

          (3) Promptly upon receipt of the Notice of Agreement and Exercise and the full payment of the Option Price by the Optionee, the Corporation shall deliver to the Optionee a properly executed certificate(s) representing the Option Shares being purchased.

7.        Shareholders' Agreement.  The Optionee expressly agrees that he shall
          -----------------------
not be entitled to receive any of the Option Shares upon the exercise in whole or in part of the Option unless, prior thereto, the Optionee has become a party to any unanimous shareholders' agreement which relates to the business and affairs of the Corporation pursuant to a document in form satisfactory to the Corporation, acting reasonably.

8.        Resale Restrictions.  The Optionee acknowledges that the Option Shares
          -------------------
are subject to resale restrictions under applicable securities laws. The Optionee further acknowledges that the Corporation is not a reporting issuer in any province or territory of Canada.

9.        Notice.  Any notice required or permitted to be given or made
          ------
hereunder shall be in writing and shall be effectively given or made, if sent by prepaid registered mail, on the second business day following the mailing thereof and, if sent by telecopier
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                                      -3-

or other means of recorded communication, on the business day on which it was sent,

          (a)  to the Corporation at:

               Ironside Technologies Inc.
               111 Granton Drive, Suite 220
               Richmond Hill, Ontario
               L4B 1L5

               Attention: President

               Telecopier: (905) 771-7183

          (b)  to the Optionee at:

               ______________________________

               ______________________________

               ______________________________

               Telecopier:  _________________

               Any party hereto may from time to time change its address for notice by notice to the other party given in the manner aforesaid. For the purposes of this Agreement, the term "business day" means any day of the year other than Saturday, Sunday or any day which Canadian chartered banks are required or authorized to close in Toronto, Ontario.

10.       Miscellaneous.
          -------------

          (1) Amendments. This Agreement may not be amended nor may any rights hereunder be waived except by agreement in writing executed by the parties hereto.

          (2) Governing Law. This Agreement shall be governed by, interpreted and enforced in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

          (3) Time of the Essence. Time shall be of the essence of this Agreement.

          (4) Gender. In this Agreement, all words importing the masculine gender shall be interpreted as including the feminine gender.
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                                      -4-

          (5) Entire Agreement. This Agreement constitutes the entire agreement between the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, with respect to the granting of the within Option.

          (6) Enurement. This Agreement shall enure to the benefit of and bind the parties hereto and, to the extent herein provided, shall enure to the benefit of the parties' respective heirs, executors, successors, administrators and assigns.

          (7) Approvals. This Agreement and the obligations of the Corporation to sell and deliver the Common Shares under the Option granted hereby shall or may be subject to the prior approval of all regulatory authorities having jurisdiction over the Corporation where required by applicable laws, regulations and by-laws.

          (8) Schedules. The following are the Schedules attached to and forming part of this Agreement:

               Schedule "A" - Stock Option Plan

               Schedule "B" - Notice and Agreement of Exercise of Option.

               IN WITNESS WHEREOF this Agreement has been executed by the parties as of the date first above written.

                                        IRONSIDE TECHNOLOGIES INC.


                                        Per:______________________________


                                        OPTIONEE:



_______________________                 __________________________________
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                                      -5-

     Witness                            Name:

                                 SCHEDULE "A"
                                 ------------


                               STOCK OPTION PLAN

                          IRONSIDE TECHNOLOGIES INC.

                                  SCHEDULE "B"
                                  ------------

                             NOTICE AND AGREEMENT
                             OF EXERCISE OF OPTION


          I, the undersigned, hereby exercise the stock Option granted to me pursuant to an agreement dated _____________________ between Ironside Technologies Inc. and myself (the "Stock Option Agreement") as to ____________ Common Shares of Ironside Technologies Inc. (collectively, the "Option Shares").

          Enclosed is the full payment specified in Section 6 of the Stock Option Agreement.

          I hereby agree to assist the Corporation in the filing of, and will timely file, all reports that I may be required to file under the applicable securities laws.

          The number of Option Shares specified above are to be issued in the following registration:


                    _______________________________________________________
(specify name in which Optioned Shares are to be registered)


                    _______________________________________________________
(specify other registration particulars, if any)
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                                      -2-

          DATED this _________ day of ___________, _________.
                        (day)           (month)      (year)

                              __________________________________________________
                              (print Optionee's name)


                              __________________________________________________
                              (signature of Optionee)


                              __________________________________________________
                              (address of Optionee)